As filed with the U.S. Securities and Exchange Commission on May 19, 2023
Registration No. 333-261784

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO FORM S-1 ON
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Innovid Corp.
(Exact name of registrant as specified in its charter)

Delaware	7374	87-3769599
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
30 Irving Place, 12th Floor
New York, New York 10003
+1 (212) 966-7555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen Cook
General Counsel
30 Irving Place, 12th Floor
New York, New York 10003
+1 (212) 966-7555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jason Licht, Esq.
Samuel D. Rettew, Esq.
Latham & Watkins LLP
555 11th St NW, Suite 1000
Washington, DC 20004
(202) 637-2200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (this “Post-Effective Amendment No. 2”) is being filed to:
•convert the Registration Statement on Form S-1 (File No. 333-261784) (the “Registration Statement”), as originally declared effective by the U.S. Securities and Exchange Commission on December 30, 2021, into a registration statement on Form S-3;
•remove from the Registration Statement shares of common stock that are no longer required to be included in the Registration Statement pursuant to the terms of the Investor Rights Agreement and the Subscription Agreements (each as defined in the Registration Statement); and
•update certain other information in the Registration Statement.
The information included in this filing amends the Registration Statement (as amended) and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement on December 30, 2021.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 19, 2023
PROSPECTUS
INNOVID CORP.

80,847,454 SHARES OF COMMON STOCK

2,086,676 WARRANTS TO PURCHASE SHARES OF COMMON STOCK
AND
10,222,500 SHARES OF COMMON STOCK UNDERLYING WARRANTS OF INNOVID CORP.

This prospectus relates to (i) the resale from time to time of an aggregate of 62,568,590 shares of common stock, par value $0.0001 per share (the “common stock”), of Innovid Corp., a Delaware corporation (“Innovid”), held by certain of the selling shareholders named in this prospectus (each a “Selling Shareholder” and, collectively, the “Selling Shareholders”), (ii) the resale from time to time of 16,051,382 shares of common stock issued in the PIPE Investment (as defined in the Registration Statement) by certain of the Selling Shareholders, (iii) the resale from time to time of 2,227,482 shares of common stock reserved for issuance upon the exercise of options to purchase common stock and (iv) the resale from time to time of 2,086,676 warrants to purchase Company Common Stock. This prospectus also relates to the issuance by us of up 10,222,500 shares of common stock upon the exercise of outstanding warrants.
On November 30, 2021, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 24, 2021 (the “Merger Agreement”), by and among ION Acquisition Corp 2 Ltd., a Cayman Islands exempted company (“ION”), Inspire Merger Sub 1, Inc., a Delaware corporation and a direct wholly owned subsidiary of ION (“Merger Sub 1”), Inspire Merger Sub 2, LLC, a Delaware Limited Liability Company and a direct wholly owned subsidiary of ION (“Merger Sub 2”) and Innovid, Inc., a Delaware corporation. In connection with the Business Combination, ION was renamed “Innovid Corp.” As contemplated by the Merger Agreement, (a) Merger Sub 1 merged with and into Innovid, Inc. (the “First Merger”), the separate corporate existence of Merger Sub 1 ceased and Innovid, Inc. survived (the “Surviving Corporation”), and (b) immediately following the consummation of the First Merger and as a part of the same overall transaction, the Surviving Corporation merged with and into Merger Sub 2 (the “Second Merger” and, together the First Merger and the related transactions contemplated by the Merger Agreement, the “Business Combination”), with Merger Sub 2 continuing as the surviving entity of the Second Merger (the “Surviving Entity”).
We are registering (i) the resale of shares of common stock and warrants as required by our investor rights agreement, dated as of November 30, 2021 (the “Investor Rights Agreement”), entered into by and among Innovid, certain equityholders of ION, and certain former equityholders of Innovid, Inc., (ii) the resale of shares of common stock as required by the subscription agreements entered into with certain qualified institutional buyers and accredited investors that purchased shares of common stock in private placements consummated in connection with the Business Combination and (iii) the issuance by us of common stock, in accordance with the warrant agreement, dated as of February 10, 2021, by and among ION and Continental Stock Transfer & Trust Company entered in connection with ION’s initial public offering the (“Warrant Agreement”).
We are also registering the (i) resale of shares of common stock held by certain of our affiliates and (ii) the resale of shares of common stock reserved for issuance upon the exercise of options to purchase shares of common stock held by certain of our current and former employees.
We will receive the proceeds from any exercise of the warrants for cash, but not from the resale of the shares of common stock or warrants by the Selling Shareholders. We will bear all costs, expenses, and fees in connection with the registration of the shares of common stock and warrants. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of common stock and warrants.
See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Our shares of common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “CTV”. On May 18, 2023, the closing sale price of shares of our common stock was $0.96. Our warrants are listed on the NYSE under the symbol “CTV.WS”. On May 18, 2023, the closing sale price of our warrants was $0.11.
We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “The Company—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in shares of our common stock or warrants involves a high degree of risk. Before you invest in shares of our common stock or warrants, you should carefully read the section entitled “Risk Factors” on page 5 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2023.

You should rely only on the information contained in this prospectus or any amendment or supplement to this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. Neither we nor the Selling Shareholders have authorized anyone to provide you with information different from that contained in this prospectus or any amendment or supplement to this prospectus. Neither we nor the Selling Shareholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus or any amendment or supplement to this prospectus. The information in this prospectus or any amendment or supplement to this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any amendment or supplement to this prospectus, as applicable, or any sale of the securities offered by this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.
For investors outside the United States: We and the Selling Shareholders are offering to sell, and seeking offers to buy, the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. Neither we nor the Selling Shareholders have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities offered by this prospectus and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, the Selling Shareholders named in this prospectus may, from time to time, sell the securities described in this prospectus from time to time in one or more offerings as described in this prospectus. This prospectus also relates to the issuance by us of shares of common stock and warrants from time to time upon the occurrence of the events described in this prospectus. To the extent necessary, each time that the Selling Shareholders and their permitted transferees offer and sell securities, we or the Selling Shareholders may provide a prospectus supplement to this prospectus that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. Such prospectus supplement may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
This prospectus contains, and any related prospectus supplement may contain, summaries of certain provisions contained in some of the documents described herein or therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information; Incorporation by Reference.”
i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of Innovid. Although Innovid believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot assure you that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:
•our public securities’ potential liquidity and trading;
•our ability to raise financing in the future;
•our success in retaining or recruiting, or changes required in, our officers, key employees or directors;
•changes in applicable laws or regulations;
•our ability to maintain and expand relationships with advertisers;
•decreases and/or changes in CTV audience viewership behavior;
•Innovid’s ability to make the right investment decisions and to innovate and develop new solutions;
•the accuracy of Innovid’s estimates of market opportunity, forecasts of market growth and projections of future financial performance;
•the extent of investment required in Innovid’s sales and marketing efforts;
•Innovid’s ability to effectively manage its growth;
•sustained overall demand for advertising;
•the impact of the COVID-19 pandemic;
•the continued acceptance of digital advertising by consumers and the impact of opt-in, opt-out or ad-blocking technologies;
•Innovid’s ability to scale its platform and infrastructure to support anticipated growth and transaction volume;
•the impact of increasing competition in the digital advertising space, including with competitors who have significantly more resources;
•other risks and uncertainties indicated in this prospectus, including those set forth under the section titled “Risk Factors.”
These forward-looking statements are based on information available as of the date of this this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.innovid.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. The documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 3, 2023;
•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2023;
•Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023.
•Our Current Reports on Form 8-K filed with the SEC on April 4, 2023, April 17, 2023, April 19, 2023 and May 19, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14, or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Innovid Corp.
30 Irving Place, 12th Floor
New York, New York 10003
+1 (212) 966-7555
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.
v

THE COMPANY
We are a leading independent software platform that provides critical technology infrastructure for the creation, delivery, and measurement of TV/video ads across CTV, linear TV, mobile and desktop TV environments. As of December 31, 2022, over 50% of the top 200 advertisers by TV US advertising spend according to Kantar Media are utilizing our platform in their advertisement delivery infrastructure. Innovid’s revenue has grown alongside the growth of CTV advertising. We believe our open platform and purpose-built technology for CTV, combined with our position as a media-independent provider, has allowed us to win a large and growing market share, while the growth of CTV combined with our usage-based revenue model has further contributed to our rapid growth. CTV accounted for 51%, 46% and 40% of all video impressions served by Innovid during the years ended December 31, 2022, 2021 and 2020, respectively. During the year ended December 31, 2022, this represented a year-over-year increase of 28%. An impression is the metric used to quantify the number of views of an advertisement. Impressions are measured by cost per mille (“CPM”), where mille refers to 1,000 impressions (or cost per thousand). For example, a CTV ad might have a CPM of $25, meaning that the content owner receives $25 every time an ad is displayed 1,000 times within a designated program. Ad servers, such as Innovid, provide a pixel that is implemented within an ad. When an ad with that pixel loads, an impression is counted. Counting impressions is essential to how digital advertising is measured, accounted and paid for. We serve many of the top TV advertisers, including Anheuser-Busch InBev, CVS Pharmacy, Kellogg’s, Mercedes-Benz, Target, Sanofi, and many more, with such clients representing the key verticals we serve.
A key driver of CTV growth has been the evolving preferences of consumers. Consumers are increasingly cutting the cord and streaming TV content over-the-top (“OTT”) through internet-connected devices rather than traditional broadcast, satellite or cable TV. We believe OTT content, which is typically delivered on-demand, seeks to provide a better user experience, and often saves the consumer money over traditional paid TV services. Advertisers seeking to engage these audiences are rapidly shifting dollars away from traditional TV mediums towards increasing budgets for CTV. Advertisers can also benefit from the shift to CTV as the digitally delivered ads can be personalized and measured in real time, similar to other digital advertising mediums such as internet browser-based formats. As a result, TV advertisers have better transparency, control and ultimately potential return on investment from their CTV advertising.
Innovid’s purpose-built CTV infrastructure platform comprises three key offerings: Ad Serving Solutions, Creative Personalization Solutions and Measurement Solutions. Our software-based platform provides an open technology infrastructure that tightly integrates with the highly fragmented advertising technology and media ecosystem including Demand Side Platforms such as The Trade Desk and Amobee; supply side platforms such as Magnite and Verizon Media; publishers such as Hulu and Peacock; and end user devices such as Amazon Fire and Samsung Smart TV. Our offerings encompass independent global ad serving, data-driven personalization, and new forms of measurement designed to connect all channels in a clean, comparable, and privacy-compliant manner. Although we work closely with the vendors who buy and sell media, our platform only facilitates the creation, delivery and measurement of advertisements and campaigns and we do not make purchasing decisions of advertisement inventory. Because we do not make ad buying or selling decisions we are able to maintain our independence and remain free of potential buying conflicts.
Our target clients comprise the largest global TV advertisers. In addition, we work closely with top advertising agency holding companies such as WPP, Publicis Groupe, Omnicom, Interpublic Group of Cos. and Dentsu. Our clients are diversified across all major industry verticals, including consumer packaged goods, pharmaceutical and healthcare, retail, financial services, automotive and technology. We believe Innovid’s independence is critical to advertisers seeking an interoperable and open partner that is primarily focused on technology infrastructure. We define core clients as advertisers or publishers that generate at least $100,000 of annual revenue. Prior to our acquisition of TVS, our definition of a core client included only advertisers that generated at least $100,000 of annual revenue but publishers are now included as well due to their meaningful contribution to our client base we have a history of strong growth in our core client base, with 174 core clients as of December 31, 2022, including 41 core clients added from the acquisition of TVS. No individual core client represented more than 12% of 2022 revenue. In 2022 we had 174 core clients that generated approximately 88% of the total company revenue, which includes TVS core clients and the combination of advertisers and publishers. In the years ended December 31, 2021 and 2020 we had 109 and 95 core clients, respectively, (which did not include publishers) that generated 89% and

91% of total company revenue, respectively. Innovid serves customers globally, including the US, Germany, UK, Mexico, Argentina, Colombia, Israel, Singapore, Japan and Australia. In 2022 approximately 10% of Innovid’s revenue was generated by our customers outside of the US.
Our revenue model is based on impressions volume and the cost per impression for our various ad serving services. For our core ad serving platform, we generate revenue from our advertising customers based on the volume of advertising impressions delivered, enabling us to grow as our customers increase their digital ad spend and corresponding ad impressions. We also provides measurement services to brand and agencies, enterprise clients (networks) and publishers. The measurement service provide analysis on and track performance of advertisement campaigns. The measurement service provides insights into the effectiveness of TV and digital advertising. Revenues related to the measurement services platform are recognized over time, since the customer simultaneously receives and consumes the benefits provided by our performance. Revenues for these measurement services are recognized over the service period. Additionally, we generate revenue from creative services based on flat fee per projects. As we introduce new products such as advanced measurement and creative capabilities including personalization and interactivity, we expect to be able to charge higher prices per impression volume.
Corporate Information
Our principal executive offices are located at 30 Irving Place, 12th Floor, New York, NY 10003 and our telephone number is +1 (212) 966-7555.
Our corporate website address is www.innovid.com. The information contained in, or accessible through, our website is not incorporated by reference into this prospectus and you should not consider information on our website to be a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:
•being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, subject to certain exceptions;
•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;
•reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements;
•not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and
•exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
We will remain an emerging growth company until the earliest to occur of:
•December 31, 2026 (the last day of the fiscal year that follows the fifth anniversary of the completion of ION’s initial public offering);
•the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;

•the date on which we are deemed to be a “large accelerated filer,” (as defined in the Exchange Act); and
•the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.
We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our shareholders may be different than what you might receive from other public reporting companies in which you hold equity interests.
We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

THE OFFERING

Issuer	Innovid Corp.

Securities Being Registered
We are registering the resale by the Selling Shareholders of (i) an aggregate of 62,568,590 shares of common stock held by certain of the Selling Shareholders, including the possible resale from time to time of some or all of such shares of common stock by certain of the Selling Shareholders and (ii) the resale from time to time of 16,051,382 warrants to purchase common stock. This prospectus also relates to the issuance by us of up to 10,222,500 shares of common stock upon the exercise of outstanding warrants.

Terms of the Offering	The Selling Shareholders will determine when and how they will dispose of any shares of common stock and warrants registered under this prospectus for resale.

Use of Proceeds	All of the shares of common stock and warrants offered by the Selling Shareholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales. The Selling Shareholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such Selling Shareholders in disposing of their shares of common stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees, and fees and expenses of our counsel and our independent registered public accountants. We will not receive any proceeds from the resale of the shares of common stock. We will receive any proceeds from the exercise of the warrants for cash, but not from the sale of the shares of common stock.

Risk Factors
See “Risk Factors” beginning on page 5 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the securities being offered by this prospectus.

Trading Symbol	Our common stock is listed and traded on the NYSE under the symbol “CTV.” Our warrants are listed on the NYSE under the symbol “CTV.WS.”

RISK FACTORS
Investment in any shares of common stock or warrants offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such shares of common stock or warrants. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered shares of common stock or warrants.

USE OF PROCEEDS
All of the shares of common stock and warrants offered by the Selling Shareholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Shareholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such Selling Shareholders in disposing of their shares of common stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such shares of common stock covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees, and fees and expenses of our counsel and our independent registered public accountants.
We will not receive any proceeds from the resale of the shares of common stock. We will receive any proceeds from the exercise of the warrants for cash, but not from the sale of the shares of common stock.

SELLING SHAREHOLDERS
This prospectus relates to the resale from time to time of (i) the resale of an aggregate of 62,568,590 shares of common stock, of Innovid, issued in connection with the Merger by certain of the selling shareholders named in this prospectus, (ii) the resale of 16,051,382 shares of common stock issued in the PIPE Financing by certain of the Selling Shareholders, (iii) the resale of 2,227,482 shares of common stock reserved for issuance upon the exercise of options to purchase common stock and (iv) the resale of 2,086,676 warrants to purchase common stock. The Selling Shareholders may from time to time offer and sell any or all of the shares of common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the Selling Shareholders’ interest in the common stock or warrants other than through a public sale. Such Selling Shareholders may currently hold shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part.
The following table sets forth, as of May 17, 2023, (i) the names of the Selling Shareholders, (ii) the number of shares of common stock held by such Selling Shareholders prior to this offering and the number of shares of common stock being offered in this offering, (iii) the aggregate number of shares of common stock that will be owned by such Selling Shareholders and percentage ownership of common stock, in each case, following this offering, (iv) the number of warrants held by such Selling Shareholders in this offering and (v) the aggregate number warrants that will be owned by such Selling Shareholders, following this offering. The Selling Shareholders identified below may have sold, transferred, or otherwise disposed of some or all of their shares of common stock and warrants since May 17, 2023. The percentage ownership of shares of common stock is based on 137,195,478 shares of common stock issued and outstanding as of May 4, 2023.

	Before the Offering				After the Offering
Name of Selling Shareholder	Number of Shares of Common Stock	Number of Warrants	Number of Shares of Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock	Number of Warrants
Sequoia Capital Israel IV Holdings L.P.(1)	17,697,224	—	17,697,224	—	—	—	—
Special Situations Investing Group II. LLC(2)	9,876,359	—	9,876,359	—	—	—	—
Lauderdale GmbH & Co. KG(3)	7,277,981	—	7,277,981	—	—	—	—
ION Holdings 2, LP(4)	1,847,266	2,086,676	1,847,266	2,086,676	—	—	—
NewSpring Growth Capital III-A, L.P.(5)	4,976,830	—	4,976,830	—	—	—	—
Vintage Co-Investment Fund I (Cayman) L.P.(6)	3,055,135	—	3,055,135	—	—	—	—
Zvika Netter(7)	3,647,042	—	3,647,042	—	—	—	—
Tal Chalozin(8)	2,379,674	—	2,379,674	—	—	—	—
Vintage Co-Investment Fund I (Israel) L.P.(9)	2,177,157	—	2,177,157	—	—	—	—
Ibex Israel Fund LLLP(10)	1,998,983	—	1,998,983	—	—	—	—
Tal Chalozin 2021 Family Trust #1(11)	1,203,527	—	1,203,527	—	—	—	—
Tal Chalozin 2021 Family Trust #2(12)	1,203,527	—	1,203,527	—	—	—	—
Cisco Systems Inc.(13)	1,069,992	—	1,069,992	—	—	—	—
Zvika Netter 2021 Family Trust #1(14)	977,394	—	977,394	—	—	—	—
Zvika Netter 2021 Family Trust #2(15)	977,394	—	977,394	—	—	—	—
Zvika Netter 2021 Family Trust #3(16)	977,394	—	977,394	—	—	—	—
Vintage Secondary Fund II (Cayman) L.P.(17)	571,996	—	571,996	—	—	—	—
Tanya Andreev-Kaspin(18)	570,116	—	570,116	—	—	—	—
Amos and Daughter Investments and Properties Ltd.(19)	500,158	—	500,158	—	—	—	—
Zohar Gilon Ltd.(20)	432,143	—	432,143	—	—	—	—
Cerca Partners L.P.(21)	248,841	—	248,841	—	—	—	—

Vintage Secondary Fund II (Israel) L.P.(22)	226,881	—	226,881	—	—	—	—
Vintage Secondary Fund III (Cayman) L.P.(23)	201,556	—	201,556	—	—	—	—
Vintage Secondary Fund III (Israel) L.P.(24	64,735	—	64,735	—	—	—	—
Baron Global Advantage Fund(25)	2,595,000	—	2,595,000	—	—	—	—
Charles M. Diker	20,000	—	20,000	—	—	—	—
Davidoff Group Ltd.(26)	100,000	—	100,000	—	—	—	—
Powhatan & Co., LLC FBO Fidelity Advisor Series I: Fidelity Advisor Equity Growth Fund(27)	242,614	—	242,614	—	—	—	—
Mag & Co fbo Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund(28)	1,017,722	—	1,017,722	—	—	—	—
Booth & Co fbo Fidelity Advisor Series I: Fidelity Advisor Series Equity Growth Fund(29)	59,313	—	59,313	—	—	—	—
WARMWIND + CO fbo Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund(30)	35,509	—	35,509	—	—	—	—
Mag & Co fbo Fidelity Capital Trust: Fidelity Capital Appreciation Fund(31)	337,444	—	337,444	—	—	—	—
Mag & Co fbo Fidelity Hastings Street Trust: Fidelity Growth Discovery Fund(32)	166,306	—	166,306	—	—	—	—
THISBE & CO fbo Fidelity NorthStar Fund - Sub D(33)	41,425	—	41,425	—	—	—	—
THISBE & CO fbo Fidelity U.S. Growth Opportunities Investment Trust by its manager Fidelity Investments Canada ULC(34)	14,282	—	14,282	—	—	—	—
ION Israel Fund Ltd.(35)	275,844	—	275,844	—	—	—	—
Norges Bank Investment Management(36)	2,284,156	—	2,284,156	—	—	—	—
ION Tech Fund Ltd.(37)	40,000	—	40,000	—	—	—	—
ION Crossover Partners LP(38)	1,600,000		1,600,000		—	—	—
Israeli Shares Partnership (Harel Insurance)(39)	1,000,000	—	1,000,000	—	—	—	—
K Invest Globale Aktier II(40)	235,000	—	235,000	—	—	—	—
Laurion Capital Master Fund Ltd.(41)	100,000	—	100,000	—	—	—	—
Mark N. Diker	20,000	—	20,000	—	—	—	—
MYDA Advantage, LP(42)	156,382	—	156,382	—	—	—	—
Next Light Fund, LP	250,000	—	250,000	—	—	—	—
Praesidio 11 Limited(43)	1,900,000	—	1,900,000	—	—	—	—
Shotfut Menayot Chool Phoenix Amitim(42)	2,975,000	—	2,975,000	—	—	—	—
RINGOMARSH + CO. FBO Variable Insurance Products Fund III: VIP Dynamic Capital Appreciation Portfolio(45)	11,766	—	11,766	—	—	—	—
Booth & Co., LLC fbo Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio(46)	141,062	—	141,062	—	—	—	—
Gerlach & CO FBO Variable Insurance Products Fund: VIP Growth Portfolio(47)	432,557	—	432,557	—	—	—	—
Gabriel Seligsohn	25,000	—	25,000	—	—	—	—
Rinat Gazit	25,000	—	25,000	—	—	—	—
Menashe Lior Shemesh	25,000	—	25,000	—	—	—	—
__________________
(1)The address of Sequoia Capital Israel IV Holdings L.P. is 50 Eli Landau Blvd, Herzelia, Israel 4685150.
(2)The address of Special Situations Investing Group II. LLC is 200 West Street, New York, NY 10282.
(3)The address of Lauderdale GmbH & Co.KG is Am Sandtorpark 2, 20457 Hamburg, Germany.

(4)The address of ION Holdings 2, LP is 89 Medinat Hayehudim Street, Herzliya 4676672, Israel.
(5)The address of NewSpring Growth Capital III-A, L.P. is 555 E. Lancaster Avenue, Suite 444, Radnor, PA 19087.
(6)The address of Vintage Co-Investment Fund I (Cayman) L.P. is 12 Abba Eban Blvd, P.O. Box 2037, Herzliya Pituach 46120, Israel.
(7)Includes 1,233,049 shares issuable upon exercise of options.
(8)Includes 130,000 shares issuable upon exercise of options.
(9)The address of Vintage Co-Investment Fund I (Israel) L.P. is 12 Abba Eban Blvd, P.O. Box 2037, Herzliya Pituach 46120, Israel.
(10)Shares are held directly by Ibex Israel Fund LLLP (the “Fund”). Ibex Investors LLC (“Ibex”) is the investment manager of the Fund and Ibex GP LLC (“Ibex GP”) is the general partner of the Fund. Justin B. Borus is the manager of Ibex and Ibex GP. Mr. Borus, Ibex and Ibex GP may be deemed to beneficially own the shares held by the Fund. Each of Mr. Borus, Ibex and Ibex GP expressly disclaims beneficial ownership of the shares held by the Fund.
(11)The address of Tal Chalozin 2021 Family Trust #1 is 345 Park Avenue, New York, NY 10154.
(12)The address of Tal Chalozin 2021 Family Trust #2 is 345 Park Avenue, New York, NY 10154.
(13)The address of Cisco Systems Inc. is 170 West Tasman Drive, San Jose CA 95134.
(14)The address of Zvika Netter 2021 Family Trust #1 is 250 Greenwich Street, New York, NY 10007.
(15)The address of Zvika Netter 2021 Family Trust #2 is 250 Greenwich Street, New York, NY 10007.
(16)The address of Zvika Netter 2021 Family Trust #3 is 250 Greenwich Street, New York, NY 10007.
(17)The address of Vintage Secondary Fund II (Cayman) L.P. is 12 Abba Eban Blvd, P.O. Box 2037, Herzliya Pituach 46120, Israel.
(18)Includes 302,666 shares issuable upon exercise of options.
(19)The address of Amos and Daughter Investments and Properties Ltd. is 5 Neharde’a St, Tel Aviv 6423505, Israel.
(20)The address of Zohar Gilon Ltd. is Shalva 28, Herzliya Pituach 4670503, Israel.
(21)The address of Cerca Partners L.P. is 75 Fort Street, P.O. Box 1350, Grand Cayman KY1-1108, Cayman Islands.
(22)The address of Vintage Secondary Fund II (Israel) L.P. is 12 Abba Eban Blvd, P.O. Box 2037, Herzliya Pituach 46120, Israel.
(23)The address of Vintage Secondary Fund III (Cayman) L.P. is 12 Abba Eban Blvd, P.O. Box 2037, Herzliya Pituach 46120, Israel.
(24)The address of Vintage Secondary Fund III (Israel) L.P. is 12 Abba Eban Blvd, P.O. Box 2037, Herzliya Pituach 46120, Israel.
(25)Mr. Ronald Baron has voting and/or investment control over the shares held by Baron Global Advantage Fund. Mr. Baron disclaims beneficial ownership of the shares held by Baron Global Advantage Fund. The address of Baron Global Advantage Fund is 767 Fifth Avenue, 49th Floor, New York, NY 10153.
(26)The address of Davidoff Group Ltd. is 46 Rothschild Boulevard, Tel Aviv, Israel.
(27)The address of Powhatan & Co., LLC FBO Fidelity Advisor Series I: Fidelity Advisor Equity Growth Fund is P.O. Box 392002, BNY Mellon, Pittsburgh, PA 15230.
(28)The address of Mag & Co fbo Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund is 140 Broadway, c/o Brown Brothers Harriman & Co, Attn: Corporate Actions/Vault, New York, NY 10005.
(29)The address of Booth & Co fbo Fidelity Advisor Series I: Fidelity Advisor Series Equity Growth Fund is 333 South Wabash Ave, 32nd Floor, Attn: Trade Securities Processing, Chicago, IL 60604.
(30)The address of WARMWIND + CO fbo Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund is P.O. Box 5756, State Street Bank & Trust, Attn: WARMWIND + CO fbo Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund, Boston, MA 02206.
(31)The address of Mag & Co fbo Fidelity Capital Trust: Fidelity Capital Appreciation Fund is 140 Broadway, c/o Brown Brothers Harriman & Co, Attn: Corporate Actions/Vault, New York, NY 10005.
(32)The address of Mag & Co fbo Fidelity Hastings Street Trust: Fidelity Growth Discovery Fund is 140 Broadway, c/o Brown Brothers Harriman & Co, Attn: Corporate Actions/Vault, New York, NY 10005.
(33)The address of THISBE & CO fbo Fidelity NorthStar Fund - Sub D is P.O. Box 5756, State Street Bank & Trust, Attn: THISBE co fbo Fidelity NorthStar Fund - Sub D, Boston, MA 02206.
(34)The address of THISBE & CO fbo Fidelity U.S. Growth Opportunities Investment Trust is P.O. Box 5756, State Street Bank & Trust, Attn: THISBE co fbo Fidelity U.S. Growth Opportunities Investment Trust by its manager Fidelity Investments Canada ULC, Boston, MA 02206.
(35)The address of ION Israel Fund Ltd. is Medinat Hayehudim 89, Herzliya, Israel.
(36)The address of Norges Bank Investment Management is Medinat Hayehudim 89, Herzliya, Israel.
(37)The address of ION Tech Fund Ltd. is Medinat Hayehudim 89, Herzliya, Israel.
(38)The address of ION Crossover Partners LP is Medinat Hayehudim 89, Herzliya, Israel.
(39)The address of Israeli Shares Partnership (Harel Insurance) is Abba Hillel 3, P.O. 1951, Ramat Gan 5211802, Israel.
(40)The address of K Invest Globale Aktier II is Kalvebod Brygge 1, 1560 Copenhagen V, Denmark.
(41)The address of Laurion Capital Master Fund Ltd. is c/o Laurion Capital Management LP, 360 Madison Avenue, Suite 1900, New York, NY 10017.
(42)MYDA Capital GP, LLC is the general partner of MYDA Advantage, LP. Jason Lieber is the Managing Member of MYDA Capital GP, LLC and as such may be deemed to beneficially own the securities held. However, Mr. Lieber disclaims beneficial ownership of these securities. The business address for each of the entities and individual discussed in this footnote is 1067 Broadway, Suite A, Woodmere, NY 11598.
(43)The address of Praesidio 11 Limited is 6 Esplanade, St. Helier, Jersey, Channel Islands, JE1 1BX.
(44)The address of Shotfut Menayot Chool Phoenix Amitim is Derech Hashalom 53, Givatayim 5345433, Israel.
(45)The address of RINGOMARSH + CO. FBO Variable Insurance Products Fund III: VIP Dynamic Capital Appreciation Portfolio is State Street Bank & Trust, P.O. Box 5756, Attn: RINGOMARSH + CO. FBO Variable Insurance Products Fund III: VIP Dynamic Capital Appreciation Portfolio, Boston, MA 02206. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.
Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity
Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.
(46)The address of Booth & Co., LLC fbo Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio is 333 South Wabash Ave, 32nd Floor, Attn: Trade Securities Processing, Chicago, IL 60604.
(47)The address of Gerlach & CO FBO Variable Insurance Products Fund: VIP Growth Portfolio is Gerlach & Co, IC&D Lock Box, P.O. Box 7247-7057, Philadelphia, PA 19170.

PLAN OF DISTRIBUTION
This prospectus relates to (i) the resale from time to time of an aggregate of 62,568,590 shares of common stock held by certain Selling Shareholder Shareholders, (ii) the resale from time to time of 16,051,382 shares of common stock issued in the PIPE Investment (as defined in the Registration Statement) by certain of the Selling Shareholders, (iii) the resale from time to time of 2,227,482 shares of common stock reserved for issuance upon the exercise of options to purchase common stock and (iv) the resale from time to time of 2,086,676 warrants to purchase Company Common Stock. This prospectus also relates to the issuance by us of up 10,222,500 shares of common stock upon the exercise of outstanding warrants.
We will not receive any of the proceeds from the sale of the securities by the Selling Shareholder.
Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Shareholders covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. The term “Selling Shareholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Shareholders as a gift, pledge, partnership distribution or other transfer. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Shareholders reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Shareholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Shareholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of the applicable exchange;
•settlement of short sales entered into after the date of this prospectus;
•agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.

In addition, a Selling Shareholders that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The Selling Shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Shareholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Shareholder.
To the extent required, the shares of common stock to be sold to PIPE Investors (the “PIPE Shares”), the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In connection with the sale of the PIPE Shares, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the PIPE Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell the PIPE shares short and deliver these securities to close out their short positions, or loan or pledge the PIPE Shares to broker-dealers that in turn may sell these shares. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In offering the securities covered by this prospectus, the Selling Shareholders and any underwriters, broker-dealers or agents who execute sales for the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The validity of the shares of common stock and warrants offered hereby will be passed upon for us by Latham & Watkins LLP, New York, New York.
EXPERTS
The financial statements of Innovid Corp.as of and for the years ended December 31, 2021 and 2022, incorporated by reference in this prospectus, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby. All of such expenses are estimates, other than the filing fee payable to the U.S. Securities and Exchange Commission (the “SEC”).

Accounting fees and expenses	50,000
Legal fees and expenses	150,000
Total	$200,000
Item 15. Indemnification of Directors and Officers
Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Delaware Court of Chancery or other adjudicating court shall deem proper.
Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit, or proceeding referred to in Section 145(a) or (b) of the DGCL, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors, and administrators. Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Additionally, the registrants certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”) limit the liability of the registrant’s directors to the fullest extent permitted by the DGCL, and provide that the registrant will indemnify its directors to the fullest extent permitted by the DGCL.
The registrant has entered into and expects to continue to enter into agreements to indemnify its directors, executive officers, and other employees as determined by its board of directors. Under the terms of such indemnification agreements, the registrant is required to indemnify each of its directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was the registrant’s director or officer or was serving at the registrant’s request in an official capacity for another entity. The registrant must indemnify its officers and directors against all reasonable fees, expenses, charges, and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness, or participate in any completed, actual, pending, or threatened action, suit, claim, or proceeding, whether civil, criminal, administrative, or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require the registrant, if so requested, to advance all reasonable fees, expenses, charges, and other costs that such director or officer incurred; provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by the registrant. Any claims for indemnification by the registrant’s directors and officers may reduce its available funds to satisfy successful third-party claims against the registrant and may reduce the amount of money available to the registrant.
The registrant also maintains a general liability insurance policy, which covers certain liabilities of directors and officers of the registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
2.1
Agreement and Plan of Merger, dated June 24, 2021, by and among ION, Merger Sub 1, Merger Sub 2, and Innovid. (incorporated by reference to Exhibit 2.1 of ION’s Current Report on Form 8-K (File No. 333-252440), filed with the SEC on June 29, 2021).

3.1
Amended and Restated Certificate of Incorporation of ION Acquisition Corp II Ltd. (incorporated by reference to Exhibit 3.1 to Innovid’s Current Report on Form 8-K (File No. 001-40048), filed with the SEC on December 6, 2021).

3.2	Bylaws of Innovid Corp. (incorporated by reference to Exhibit 3.2 to Innovid’s Current Report on Form 8-K (File No. 001-40048), filed with the SEC on December 6, 2021).
4.1	Specimen Common Stock Certificate of Innovid Corp. (incorporated by reference to Exhibit 4.1 of Innovid’s Current Report on Form 8-K (File No. 001-40048), filed with the SEC on December 6, 2021).
4.2	Specimen Warrant Certificate of Innovid Corp. (incorporated by reference to Exhibit 4.2 of Innovid’s Current Report on Form 8-K (File No. 001-40048), filed with the SEC on December 6, 2021).
4.3
Warrant Agreement, dated February 10, 2021, by and between ION and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of ION’s Form 8-K (File No. 333-252440), filed with the SEC on February 18, 2021).

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to the initial filing of this registration statement).
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page to the initial filing of this registration statement).
__________________
*To be filed by amendment or incorporated by reference in connection with the offering of the securities..

Item 17. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
A.each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
B.each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 19, 2023.

INNOVID CORP.

By:	/s/ Zvika Netter
Name:	Zvika Netter
Title:	Chief Executive Officer
Genevieve Juillard and Brian Hughes constitutes and appoints each of Tanya Andreev-Kaspin, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated on May 19, 2023.

Signature	Title

/s/ Zvika Netter	Chief Executive Officer and Director (Principal Executive Officer)
Zvika Netter

/s/ Tanya Andreev-Kaspin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Tanya Andreev-Kaspin

*	Director
Gilad Shany

/s/ Brian Hughes	Director
Brian Hughes

*	Director
Michael DiPiano

*	Director
Rachel Lam

*	Director
Jonathan Saacks

/s/ Genevieve Juillard	Director
Genevieve Juillard

By:	/s/ Tanya Andreev-Kaspin
Tanya Andreev-Kaspin
Attorney-in-Fact